                                                                   Exhibit 10.21

THE SECURITIES  REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE "ACT"),  OR UNDER ANY STATE  SECURITIES LAWS. THESE
SECURITIES MAY NOT BE OFFERED FOR SALE,  SOLD,  TRANSFERRED  OR ASSIGNED  EXCEPT
PURSUANT TO REGISTRATION  UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR
UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY
THAT SUCH REGISTRATION IS NOT REQUIRED.

                                 DECORIZE, INC.
               AMENDED AND RESTATED LINE OF CREDIT PROMISSORY NOTE

$1,000,000.00                                              Springfield, Missouri
                                                           December 10, 2003

          FOR VALUE  RECEIVED,  the  undersigned,  Decorize,  Inc.,  a  Delaware corporation  (hereinafter  "Borrower")  hereby  promises  to pay to the order of
James K. Parsons  (hereinafter  "Creditor"),  the  principal  sum of One Million
Dollars  ($1,000,000),  or, if greater or less, the aggregate  unpaid  principal amount of all  advances  made by  Creditor  to  Borrower  pursuant  to the terms hereof,  as shown on  Schedule I hereto,  with  interest  thereon  from the date hereof at a rate per annum  that is 1.25% in excess of the prime  rate as quoted in the Wall Street Journal (the "Prime  Rate"),  said rate to change as and when said Prime Rate changes, on the 30th day of September, 2004.

          This Amended and Restated Line of Credit Promissory Note (this "Note")
is issued in  replacement  of and  substitution  for that certain Line of Credit
Promissory  Note in the original  principal  amount of $800,000  (the  "Original
Note"),  which was issued on October 1, 2003.  Upon  issuance of this Note,  the
Original  Note  shall be of no  further  force or  effect,  and  shall be deemed amended and restated in its entirety by this Note.

          All payments received with respect to this Note shall first be applied to interest accrued on the principal balance, and the remainder shall be applied to principal.

          As of the  execution  of this  Note,  Creditor  has made  advances  to
Borrower in the aggregate  principal amount of Eight Hundred Thousand and No/100
Dollars ($800,000.00),  in the individual amounts set forth on Schedule I, which amounts shall be deemed to have been made as of the  respective  dates set forth on  Schedule  I, and  interest  shall be  calculated  on each  advance  from its respective date. Thereafter,  from time to time upon five (5) days prior written notice to Creditor,  Borrower may borrow such  additional sums as it so desires,
so  long  as  the  aggregate   principal  amount  outstanding  does  not  exceed
$1,000,000.00.  Borrower may not, however,  borrow, repay, and reborrow any sums under this Note.

          The entire  balance of unpaid  principal,  plus all  accrued  interest thereon,  shall be due and payable on September 30, 2004 (the "Maturity  Date");
provided,  however,  that the Borrower may elect to repay all amounts due on the
Maturity  Date in three  (3)  equal  installments  made on the  first day of the first, third and sixth calendar months following the Maturity Date,  together in each case with interest on such amount,  calculated at the then effective  Prime
Rate.

          Borrower  hereby  waives  presentment,  demand for payment,  notice of dishonor,  and all other  notices and demands in  connection  with the delivery, acceptance, performance, default or endorsement of this Note.

          Should  any of the  following  events  occur (an  "Event of  Default")
Borrower  shall be in default  hereunder:  (a) if a payment of principal  of, or interest accrued on, this Note is not paid when the same becomes due;  provided, however, that an Event of Default shall not be deemed to have occurred until the expiration of a sixty (60) day period  commencing on the date written  notice is delivered  to  Borrower  of  such  non-payment;  or (b) if  Borrower  (i)  shall voluntarily  suspend the transaction of its business or if Borrower shall make a general  assignment  for the benefit of creditors,  (ii) shall be  adjudicated a
bankrupt,   or  shall  file  a  voluntary   petition  in  bankruptcy  or  for  a
reorganization or to effect a plan or other  arrangement with its creditors,  or if Borrower  shall file an answer to a  creditor's  petition  or other  petition against it (admitting the material  allegations  thereof) for an adjudication in bankruptcy  or for a  reorganization,  or (iii)  shall  apply for or permit  the appointment of a receiver,  trustee, or custodian for any substantial portion of its properties or assets; or (c) if bankruptcy,  reorganization,  or liquidation proceedings are instituted  against  Borrower and remain  undismissed for ninety
(90) days.

          In the  event  of  default,  Borrower  agrees  to  pay  all  costs  of collection,  including a reasonable  attorney fee, if this Note is placed in the hands of an attorney for collection or if suit is filed hereon.

          Borrower  shall have the privilege of making cash payments in addition to those called for in this Note at any time without penalty.

          Payments on this Note shall be paid to the Creditor at 1938 E. Phelps,
Springfield,  Missouri 65802, or such other address as he or any other holder of this Note may direct in writing.

          Pursuant to  RSMo.ss.432.045,  the Creditor hereby gives the following notice to the Borrower:

               "Oral  agreements or commitments to loan money,  extend credit or to forebear from enforcing  repayment of a debt including  promises to extend  or  renew  such  debt  are not  enforceable.  To  protect  you
          (borrower(s))   and   us   (creditor)   from    misunderstanding    or
          disappointment,  any  agreements  we reach  covering  such matters are contained  in  this  writing,  which  is the  complete  and  exclusive statement of the agreement between us, except as we may later agree in writing to modify it."

          IN WITNESS WHEREOF, the Borrower, by its duly authorized officers, has executed this Note as of the 10th day of December, 2003.

                                       DECORIZE, INC.

                                       By:      /s/ Alex Budzinsky
                                          --------------------------------------
                                       Name:    Alex Budzinsky
                                            ------------------------------------
                                       Title:   Executive VP and Chief Financial
                                                Officer
                                             -----------------------------------
                                       DECORIZE, INC.

                                   SCHEDULE I

                       Principal             Principal
Date                   Amount Advanced       Amount Repaid     Balance Outstanding

July 18, 2003          $150,000                  -----               $150,000

July 21, 2003          $150,000                  -----               $300,000

October 3, 2003        $500,000                  -----               $800,000

December 11, 2003      $200,000                  -----             $1,000,000